Exhibit 21.1

Subsidiaries of Expedia, Inc.

DOMESTIC

Entity	Jurisdiction of Formation

Activity Information Center, Inc.	HI

Carrentals, LLC	DE

Classic Vacations, LLC	NV

CruiseShipCenters Holdings Inc. (80%)	NV

CruiseShipCenters USA Inc. (80%)	NV

DN Holdings LLC	DE

EAN.com, LP	DE

Egencia APAC Holdings, Inc.	WA

Egencia LLC	NV

Expedia Global, LLC	NV

Expedia US, Inc.	NV

Expedia, Inc.	WA

Hotels.com GP, LLC	TX

Hotels.com, L.P.	TX

Hotwire, Inc.	DE

HRN 99 Holdings, LLC	NY

Interactive Affiliate Network, LLC	DE

Mobiata, LLC	MN

Premier Getaways, Inc.	FL

T-16 Holdings, LLC	DE

Travelscape, LLC	NV

WWTE, Inc.	NV

Subsidiaries of Expedia, Inc.

INTERNATIONAL

Entity	Jurisdiction of Formation

AAE Travel Pte. Ltd. (50%)	Singapore

Bravado Investments Limited (51%)	British Virgin Islands

C.A. ID SAS (d.b.a. Anyway.com)	France

CarRentals K.K.	Japan

CruiseShipCenters International Inc. (80%)	Canada (BC company)

CSC Holdings Inc.	Canada (BC company)

Egencia Australia Pty Ltd	Australia

Egencia Belgium SA	Belgium

Egencia Canada Corp.	Canada

Egencia Europe SA	France

Egencia France SAS	France

Egencia GmbH	Germany

Egencia K.K. (formerly Expedia Delta K.K.)	Japan

Egencia Travel India Private Limited	India

Egencia UK Ltd.	United Kingdom

eLong, Inc. (51%)	Cayman Islands

eLongNet Information Technology (Beijing) Co., Ltd. (51%)	China

Expedia Alpha Y.K.	Japan

Expedia Argentina S.R.L.	Argentina

Expedia Asia Pacific Limited	Hong Kong

Expedia Asia Pacific-Alpha Limited	Cayman Islands

Expedia Asia Pacific-Beta Limited	Cayman Islands

Expedia Asia Pacific-Gamma Limited	Cayman Islands

Expedia Australia Pty. Ltd.	Australia

Subsidiaries of Expedia, Inc.

Expedia Canada Corp.	Canada

Expedia Cayman Holdings Limited	Cayman Islands

Expedia do Brasil Agencia de Viagens e Turismo Ltda	Brazil

Expedia Denmark ApS	Denmark

Expedia Epsilon K.K.	Japan

Expedia Finland OY	Finland

Expedia France s.a.s.	France

Expedia FZ—LLC	United Arab Emirates

Expedia Greece Travel Support Servics EPE	Greece

Expedia Holdings K.K.	Japan

Expedia Holdings s.a.s.	France

Expedia Italy SRL	Italy

Expedia Korea Co., Ltd.	Republic of Korea

Expedia Malaysia Sdn Bhd	Malaysia

Expedia Mexico, S de R. L. de C.V.	Mexico

Expedia New Zealand Limited	New Zealand

Expedia Online Travel Services India Private Limited	India

Expedia Omega K.K.	Japan

Expedia Partner Services Group Sarl	Switzerland

Expedia Poland Sp. z o.o.	Poland

Expedia s.a.	Belgium

Expedia Services CZ s.r.o.	Czech Republic

Expedia Services s.a.s	France

Expedia Sigma K.K.	Japan

Expedia Singapore Pte. Ltd.	Singapore

Subsidiaries of Expedia, Inc.

Expedia Southeast Asia Pte. Ltd.	Singapore

Expedia Spain, S.L.	Spain

Expedia Sweden AB	Sweden

Expedia Technology Consulting (Beijing) Co., Ltd.	China

Expedia (Thailand) Limited	Thailand

ExpediaTurkey Seyahat Destek Hizmetleri Limited Şirketi	Turkey

Expedia.com GmbH	Germany

Expedia.com Limited	United Kingdom

Expedia.nl B.V.	Netherlands

Hotels (TR) Limited	United Kingdom

Hotelz Y.K.	Japan

HRN France SAS	France

Interactive Domain Name Holdings Corporation	Canada (Nova Scotia)

L’Agence Voyages.scnf (49.9%)	France

Marvillo S.à.r.l.	Luxembourg

Partner Services Group Travel South Africa Pty Ltd	South Africa

Shanghai Xinwang Computer (51%)	China

Taistil Travel Limited	Ireland

Travelforce Pty Limited	Australia

Travelforce New Zealand Limited	New Zealand

Vacationspot, S.L.	Spain

Venere Net S.p.A.	Italy

Venere UK Limited	United Kingdom

WWTE Travel Limited	Ireland

WWTE Travel S.à r.l.	Luxembourg